Exhibit 10.4

                         EXECUTIVE EMPLOYMENT AGREEMENT


THIS AGREEMENT is made on the ____ day of ______________, 1998 between KEYSTONE FINANCIAL, INC. (the "Corporation"), a Pennsylvania corporation with its principal office at One Keystone Plaza, Harrisburg, PA 17105 and Carl L. Campbell (the "Executive"), residing at 4717 Pine Ridge Road, Harrisburg, PA 17110.

WHEREAS, the Corporation desires to employ the Executive as the Chief Executive Officer of the Corporation under the terms and conditions set forth in this Agreement; and

WHEREAS, the Executive desires to serve the Corporation as the Chief Executive Officer under the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenant and agreement set forth herein and intending to be legally bound hereby, the parties agree as follows:

    1.   DEFINITIONS.  The following definitions shall apply in this Agreement:

         a) "Anniversary Date" shall mean January 1, 1999 and the January 1 of each successive year.

         b) "Annual Salary" shall be the stated base cash compensation defined in Section 5(a) without regard to any elective deferral or salary reduction plan or program of the Corporation.

         c) "Board of Directors" shall mean the Board of Directors of the Corporation as constituted from time to time.

         d) "Change of Control" shall be as defined in Section 14 of this Agreement.

         e)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

         f) "Disability" shall be as defined in Section 10(b) of this Agreement.

         g) "Early Retirement" shall be that age stipulated from time to time by the Human Resources Committee of the Board of Directors as the age at which key management personnel may elect to take early retirement.

         h) "LTD" means the Corporation's long-term disability insurance for key management personnel as in effect from time to time.

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         i)    "MICP" means the Corporation's Management Incentive Compensation
               Plan as in effect from time to time, or any successor plan thereto.

         j) "Normal Retirement" shall be that age stipulated from time to time by the Human Resources Committee of the Board of Directors as the age at which key management personnel are required to take mandatory retirement.

         k) "Senior Executive" shall mean any key management employee of the Corporation or a Subsidiary whose employment relationship is gov-erned by a contract or agreement.

         l) "Subsidiary" shall mean any bank, corporation or other entity of which the Corporation owns, directly or indirectly through one or more Subsidiaries, a majority of each class of equity security having ordinary voting power in an election of directors.

    2.   TERM OF AGREEMENT; RENEWAL.

               a) This Agreement shall be initially effective for a fifty-three-month period beginning August 1, 1998 and ending on December 31, 2002. Except as provided in Section 2(b), the term of this Agreement will automatically renew on January 1, 1999 and on each subsequent Anniversary Date for an additional five-year period unless, prior to the first day of October preceding the first Anniversary Date within the then current term, either party shall give written notice of nonrenewal to the other, in which event this Agreement shall terminate at the end of the five-year period then in effect. For example, the initial contract period is August 1, 1998 through December 31, 2002. On January 1, 1999, the term of this Agreement extends to December 31, 2003. On January 1, 2000, the term of this Agreement extends to December 31, 2004 unless one of the parties provides a written notice of intent not to renew the Agreement prior to October 1, 1999.

               b) In the event of a Change of Control, if the Corporation provides the Executive with timely notice of nonrenewal pursuant to Section 2(a) prior to the first Anniversary Date following the Change of Control, the Corporation's decision not to renew this Agreement shall not constitute "good reason" for purposes of Section 10(d)(ii). Any subsequent decision by the Corporation not to renew this Agreement shall, however, constitute good reason for purposes of
                    Section 10(d)(ii).

    3. POSITION AND DUTIES. The Executive shall serve as Chief Executive Officer reporting to the Board of Directors and shall have supervision and control over, and responsibility for, the general management and operation of the Corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, provided that such duties are consistent with the position of a Senior Executive.
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    4.    ENGAGEMENT  IN  OTHER  EMPLOYMENT.       The  Executive  shall  devote
          substantially all his working time, ability and attention to the business of the Corporation during the term of this Agreement. The Executive shall notify the Board of Directors in writing before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of
          other  companies.   Under no circumstances may the Executive engage in
          any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation or any of its Subsidiaries, nor may the Executive serve as a director or officer or in any other capacity with any business entity unless he shall have received advance written approval from the Board of Directors.

    5.   COMPENSATION.

         a) ANNUAL SALARY. For services rendered under this Agreement, the Executive shall be entitled to receive as base compensation an Annual Salary at an initial rate of $400,000 per year. The Executive's Annual Salary shall be reviewed thereafter by the Board of Directors at least once annually and may be adjusted at the discretion of the Board of Directors in accordance with the Corporation's then-current compensation policies and practices and other factors deemed relevant by the Board of Directors; provided, that at no time shall the Annual Salary be less than the Execu-
              tive's Annual  Salary in the prior calendar year.   Annual Salary
              shall be subject to withholding and other applicable taxes and payroll deductions and payable in substantially equal monthly installments or such other more frequent intervals as may be determined by the Board of Directors as payroll policy for Senior Executives.

         b) INCENTIVE COMPENSATION. The Executive shall be eligible for annual incentive awards under and in accordance with the MICP, based on achievement of annual performance goals and other criteria set forth in the MICP. Subject to the terms and conditions of the MICP and all rules and regulations pertaining thereto, any incentive award to which the Executive becomes entitled will be paid to the Executive within ninety (90) days following the end of the fiscal year in question. In addition to the MICP, the Executive will be eligible to participate in any stock option, stock bonus, or other incentive plan available generally to other Senior Executives from time to time.

    6.   BENEFITS, VACATION TIME, EXPENSES AND PERQUISITES.

         a)   EMPLOYEE BENEFIT PLANS.   During the term of this  Agreement,  the
              Executive shall be entitled to participate in all employee benefit

                                       3
              plans made available from time to time by the Corporation to its Senior Executives, including, but not limited to, pension, profit-sharing, savings, supplemental retirement income, medical and health-and-accident plans and arrangements, subject to and on a basis consistent with the terms and conditions of, and the Corporation rules and regulations pertaining to such plans and arrangements, and any limitations or qualifications imposed by any applicable governmental body. Subject to the foregoing, the benefit plans and arrangements provided to the Executive shall include, but not be limited to, the following:

                  i) Retirement Income Plans: The Executive shall be entitled to participate in any nonqualified supplemental retirement income plans available from time to time to the Corporation's Senior Executives, and shall become vested in such plans according to the schedules provided in the plan documents. Benefits to be received by the Executive pursuant to such plans will be calculated under the formulas utilized in such plans as in effect from time to time; provided, however, that in the event of a Change of Control, the involuntary termination of the Executive's employment other than for cause or the termination of the Executive's employment for good reason (in either case, whether or not in conjunction with a Change of Control), the benefits to be provided to the Executive pursuant to such plans shall be calculated under the formulas utilized by such plans as in effect from time to time but in no event shall such benefits be less than the benefits calculated under the formulas utilized in such plans as in effect on the date of the Change of Control (as defined in Section 14(g)) or the effective date of the Executive's termination of employment , respectively.

                  ii) Life Insurance: Subject to satisfaction of conditions imposed by the applicable insurance company for additional coverage, the Corporation shall maintain for the Executive during the term of this Agreement the insurance coverage established for the Executive effective January 1, 1994, under and in accordance with the Keystone Financial Executive Split Dollar Agreement with Executive; provided, and notwithstanding any contrary provisions therein, the Corporation shall have no unilateral right to terminate or modify such Split Dollar Agreement with the Executive.

                  iii) Disability Insurance: In addition to standard group benefit provisions, the Corporation shall make available a supplemental LTD insurance policy for purchase by the Executive, provided the Executive qualifies as a medically acceptable risk to the issuing company on a standard underwriting basis. Such policy shall provide that in the event the Executive becomes disabled in accordance with the terms of such policy, he shall be entitled to receive benefits from all sources (e.g., Social Security, group LTD and

                                       4

                 supplemental  LTD)  equal  to 67% of his  Annual  Salary  as in effect at the time of disability until he reaches the age of 65 or dies, whichever occurs first. The Corporation shall continue to pay to the Executive his Annual Salary during any applicable "elimination" (waiting) period under the supplemental LTD policy, not to exceed one hundred and eighty
                  (180) days. Notwithstanding the foregoing, supplemental LTD coverage shall be required only if and to the extent that the Corporation's group LTD insurance policy benefit limit is such that it does not permit the Executive to receive the above-stated percentage (i.e., 67%) of income replacement at the time of said disability.

         b) VACATION. During the term of this Agreement, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Corporation from time to time for its Senior Executives, but not less than four (4) weeks in any calendar year. Such vacation entitlement shall be subject to all rules and policies concerning vacation time as shall be applicable to Senior Executives from time to time. The Executive shall also be entitled to all paid holidays given by the Corporation to its Senior Executives.

         c) REIMBURSABLE GENERAL EXPENSES. During the term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established from time to time by the Board of Directors for its Senior Executives) in performing services hereunder, provided that the Executive first properly accounts therefor in accordance with such policies and procedures.

         d)   REIMBURSABLE AUTO EXPENSES. During the term of this Agreement, the
              Executive shall be entitled to receive a monthly payment under the
              Corporation's  Automobile  Capital  Cost  Reimbursement  Plan (the
              "ACCRP") for selected  executives.  Such payments shall be treated
              as  current   income  and  be  subject  to  regular   payroll  tax
              withholding and  deductions.  The Executive shall also be entitled
              to  reimbursement   for  operating   expenses  of  the  automobile
              associated  with  business  travel  at the  established  corporate mileage rate.
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        e)   MISCELLANEOUS.   The Executive shall  be entitled  to receive such
              other perquisites, e.g. club memberships and "fringe benefits", as the Board of Directors shall deem appropriate in its sole direction.

    7. INDEMNIFICATION. The Corporation shall indemnify the Executive, to the fullest extent permitted from time to time by Pennsylvania law, with respect to any threatened, pending or contemplated action, suit or proceeding, brought against him by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another person or entity. To the fullest extent permitted by Pennsylvania law, the Corporation shall in advance of final disposition pay any and all expenses incurred by the Executive in connection with any threatened, pending or completed action, suit or proceeding with respect to which the Executive may be entitled to indem-nification hereunder. The Executive's right to indemnification provided herein is not exclusive of any other rights of indemnification to which the Executive may be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall continue beyond the term of this Agreement. The Corporation shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Corporation against lawsuits, arbitrations or other proceedings; however, nothing herein shall be construed to require the Corporation to obtain such insurance if the Board of Directors determines that such coverage cannot be obtained at a commer-cially reasonable price. Notwithstanding the foregoing, the Executive shall be entitled to indemnification from the Subsidiary which is his actual employer if such indemnification is available and provides more extensive coverage than the ndemnification provided under this Agree-ment.

    8. UNAUTHORIZED DISCLOSURE. During the term of this Agreement or at any later time, the Executive shall not, without the written consent of a duly authorized executive officer of the Corporation, disclose to any person (including an employee of the Corporation or a Subsidiary), other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation, any material confidential information obtained by him while in the employ of the Corporation or any Subsidiary or operating unit with respect to any of the services, products, improvements, formulas, designs or styles, processes, custo-mers, methods of distribution or business practices, the disclosure of which reasonably would be expected to materially damage the Corporation; provided, however, that for purposes of this Agreement, confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confi-dential by persons engaged in the same business or a business similar to that conducted by the Corporation.

    9. RESTRICTIVE COVENANTS. Except as otherwise provided below, upon termi-nation of his employment hereunder regardless of the circumstances or reasons for such termination, the Executive covenants and agrees as follows:

         a) NONCOMPETITION. The Executive shall not, directly or indirectly, within the marketing area of the Corporation and its Subsidiaries (defined as all areas within 100 miles of the work location to which the Executive was assigned for the majority of time during

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              the twelve months  preceding  the  termination  of his  employment where the Corporation has established an active and material market presence) enter into or engage generally in direct or indirect competition with the Corporation in the business of banking or any banking or trust related business, either directly or indirectly as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder (except as an incidental shareholder), employee or agent for any person, for a
              period  of  one  year  after  the  date  of   termination  of  his
              employment, except where the termination occurs in conjunction with a Change of Control as described in Section 11(d). The existence of any material claim or cause of action of the Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of this covenant. The Executive acknowledges and agrees that enforcement of this covenant not to compete will not prevent him from earning a livelihood and that any breach of the restrictions set forth in this paragraph will result in irreparable injury to the Corporation for which it shall have no adequate remedy at law, and that the Corporation shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

         b) RETURN OF MATERIALS. Upon termination of employment with the Corporation for any reason, including a termination of employment in conjunction with a Change of Control as described in Section 11(d), the Executive shall immediately deliver to the Corporation all correspondence, manuals, letters, notes, notebooks, reports and any other documents and tangible items containing or constituting confidential information about the Corporation maintained at his office and shall promptly deliver all said materials held by him at other locations.

         c) NONSOLICITATlON OF EMPLOYEES. The Executive shall not entice or solicit, directly or indirectly, any other executives or key management personnel of the Corporation to leave the employ of the Corporation or its Subsidiaries to work with the Executive or any entity with which the Executive has affiliated for a period of one year following the Executive's termination of employment with the Corporation for any reason, including a termination of employment in conjunction with a Change of Control as described in Section 11(d).

         d) NONSOLICITATION OF CUSTOMERS. The Executive shall not entice or solicit, directly or indirectly, any client or customer of the Corporation or any Subsidiary for a period of one year following the Executive's termination of employment with the Corporation for any reason, including a termination of employment in conjunction with a Change of Control as described in Section 11(d).
                                       7
         e) REMEDY. The Executive acknowledges and agrees that any breach of the restrictions set forth in Sections 8 and 9 will result in irreparable injury to the Corporation for which it shall have no meaningful remedy in law and the Corporation shall be entitled to injunctive relief in order to enforce provisions hereof. Upon obtaining such injunction, the Corporation shall be entitled to pursue reimbursement from the Executive and/or the Executive's employer of costs incurred in securing a qualified replacement for any employee enticed away from the Corporation by the Executive. Further, the Corporation shall be entitled to set off against or obtain reimbursement from the Executive of any payments owed or made to the Executive by the Corporation hereunder.

10.  TERMINATION.

         a) GENERALLY. The Executive's employment hereunder shall terminate upon his Early Retirement, Normal Retirement or death.

         b) TERMINATION DUE TO PERMANENT DISABILITY. If the Executive becomes permanently disabled because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period anti-cipated to extend for a period of at least one hundred eighty
               (180)consecutive calendar days (or such other length of time that is equal to any applicable elimination period provided for in an LTD insurance policy), the Corporation shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive may have under the LTD insurance program maintained by the Corporation. Such disability shall be certified by the Corporation's group LTD carrier, in conjunction with the Executive's supplemental LTD carrier if such supplemental policy is in effect; in the event these carriers cannot agree, they shall designate a licensed physician whose decision shall be binding for purposes of this Agreement.

         c) TERMINATION FOR CAUSE. The Corporation may terminate the Execu-tive's employment hereunder for cause. For the purposes of this Agreement, the Corporation shall have "cause" to terminate the Executive's employment hereunder upon (i) the willful failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness, (ii) the willful engaging by the Executive in gross misconduct materially injur-ious to the Corporation, (iii) the willful violation by the Executive of the provisions of Sections 4 or 8 hereof, after notice from Corporation and a failure to cure such violation within 30 days of said notice, or if said violation cannot be cured within 30 days, within a reasonable time thereafter if the
                                       8
               Executive is diligently attempting to cure the violation, (iv) the gross negligence of the Executive in the performance of his duties, or (v) receipt of a final written directive or order of any governmental body or entity having jurisdiction over the Corporation or any of its Subsidiaries requiring termination or removal of the Executive. The determination of the existence of cause shall be made in the reasonable judgment of the Board of Directors or its delegee.

         d) TERMINATION BY EMPLOYEE UPON GOOD REASON. The Executive may terminate his employment for good reason. The term "good reason" shall mean (i) a reduction in the Executive's Annual Salary in violation of Section 5 hereof, or his total cash compensation opportunities (e.g. annual incentive awards under the Corpora-tion's MICP or equity participation awards) or benefits (except any reductions in compensation which may be applied broadly among all executives because of adverse financial conditions for the Corporation or as part of a restructuring of the Corporation's executive compensation program), (ii) the Corporation's decision not to renew the Agreement (except as otherwise provided in Sec-tion 2(b)), (iii) the Corporation's failure to remedy a material breach of this Agreement within thirty (30) days following written notice of the breach from the Executive, (iv) the Executive's position is eliminated and he is not offered a comparable position within thirty (30) days or (v) the lessening of the Executive's job responsibilities or an unacceptable relo-cation (defined as more than thirty-five (35) miles from the Executive's prior work site).

         e)    SALE OF SUBSIDIARY.

                  i) If the entity which is the actual employer of the Executive is a Subsidiary of the Corporation (the "Employer Subsidiary"), the disposition of equity securities or assets of the Employer Subsidiary by the Corporation or by another Subsidiary such that the Employer Subsidiary ceases to qualify as a Subsidiary for purposes of this Agreement shall not constitute a termination of the Executive's employment hereunder.

                  ii) If the Executive remains employed by the Employer Subsidiary following its sale, the Executive shall remain eligible to receive the payments and benefits specified in
                  Section 11(d) for the periods of time specified therein and the provision of such payments and benefits shall remain the obligation of the Corporation.

                  iii) If the Executive is employed by the Corporation or another Subsidiary following the sale of the Employer Subsidiary, the Executive shall not be eligible to receive the payments and benefits specified in Section 11(d) notwithstanding the fact that the sale of the Employer Subsidiary constituted a Change of Control as defined in
                  Section 14. Unless the Executive and the Corporation agree otherwise, the Executive shall, however, remain eligible to receive the payments and benefits specified in Sections 11(a) and 11(b).
                                       9

    11.  PAYMENTS UPON TERMINATION.

         a) If the Executive's employment shall be terminated because of Early Retirement, Normal Retirement, death, Disability or for cause, the Corporation shall pay the Executive or his guardian or estate his full Annual Salary through the date of termi-nation at the rate in effect at the time of termination and any other amounts owing to the Executive at the date of termination. Further, should termination occur because of Early Retirement, Normal Retirement, death, or Disability, the Corporation may elect to pay the Executive, or his guardian or estate, at the end of the fiscal year in which the termination occurred, a prorated award under the MICP, and also may elect to accelerate vesting of restricted stock, stock option and performance share awards to provide a full or prorated compensation opportunity for the retired or disabled Executive or the deceased Executive's guar-dian or estate. Notwithstanding the foregoing, the Corporation shall have no obligation to provide payments of benefits beyond what the Executive is entitled to under the terms and conditions of the various compensation and benefit plans and arrangements maintained by the Corporation.

         b) If (i) the Executive's employment is terminated by the Corpora-tion other than for the reasons or circumstances set forth under Sections 10(a), (b) or (c) hereof or (ii) if the Executive termi-nates his employment within 90 days following the occurrence of any of the events constituting "good reason" as defined in
               Section 10(d), then the Corporation shall make a lump-sum cash payment to the Executive equal to two times his highest Annual Salary during the three-calendar-year period ending before the effective date of the termination. In such event the Corporation shall also maintain in full force and effect (and the Executive shall remain a participant in), for a minimum period of twenty-four (24) months, all employee benefit plans and programs to which the Executive was entitled prior to the date of termina-tion, including but not limited to, pension, profit-sharing, savings, supplemental retirement income, medical and health-and-accident plans and arrangements, but specifically excluding the ACCRP and the Performance Unit Plan (the "PUP"), if the Execu-tive's continued participation is permitted under the general terms and conditions and rules and regulations of such plans and programs. In the event that the Executive's continued participation in any such plan or program is prohibited, the Executive shall be entitled to receive an amount equal to the annual contribution, payments, premiums, credits or allocations made by the Corporation to him, to his account or on his behalf under such plans and programs from which his continued parti-cipation is barred, except that if the Executive's participation
                                       10
               in any health, medical, life insurance, or disability plan or program is barred, the Corporation shall use its best efforts to obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination. In the event of a termination of the Executive's employment described in this Section 11(b), the termination will be deemed to have been a voluntary termination of employment with the consent of the Corporation for purposes of any stock option plan maintained by the Corporation.

         c) If termination occurs as a result of expiration of the Agreement, the Executive will not be entitled to receive any severance payments or continuation of benefit coverages except as provided under law (COBRA). The Executive will be permitted to exercise vested stock options and grants as prescribed in the agreements covering those options and grants.

         d) If, within the period beginning on the date of the Change of Control (as defined in Section 14(g)) and ending on the date that is twenty-four (24) months following the later of (i) the date of the Change of Control or (ii) in the case of a Change of Control described in Sections 14(c) or (d), the date on which the transaction resulting in the Change of Control was consummated,
               (i) the Executive terminates his employment within ninety (90) days following the occurrence of any of the events constituting "good reason" as described in Section 10(d) or (ii) the Executive terminates employment for any reason during the thirty
               (30)-day period beginning on the later of (A) the date that is twelve (12) months following the date of the Change of Control (as defined in Section 14(g)) or (B) in the case of a Change of Control described in Sections 14(c) or (d), the date that is twelve (12) months following the date on which the transaction resulting in the Change of Control is consummated, then the Corporation shall (i) make a lump-sum payment to the Executive equal to two and one-half times the sum of (A) his highest Annual Salary during the three-calendar-year period ending before the effective date of the termination and (B) an amount equal to the highest annual MICP award earned during the three-complete-plan-year period ending before the effective date of the termination,
               (ii) maintain benefit coverages for the Executive as specified in Section 11(b) (such coverages shall, however, include the PUP and the ACCRP) for a period of twenty-four (24) months; (iii) release its collateral assignment under the Split Dollar Agree-ment with Executive without reimbursement of premiums paid for that policy; and (iv) provide to the Executive outplacement and career counseling services as may be requested by the Executive, provided that the costs of such services may not exceed 15% of the Executive's highest Annual Salary during the three-calendar -year period ending before the effective date of the termination. Further, notwithstanding the terms of any restricted stock, stock option and/or performance share award or grant made to the Executive, such award or grant will become fully vested and the Executive will have a six-month period from date of termination in which to exercise available stock options.

                                       11

    12. GROSS-UP PROVISION. In the event any payments made to the Executive upon termination of employment in conjunction with a Change of Control (pursuant to this Agreement and any other plans, programs and arrangements maintained by the Corporation) would constitute "excess parachute payments" within the meaning of Code Section 280G, the Corporation will make an additional payment to the Executive in an amount such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed on any excess parachute payments made by the Corporation to the Executive pursuant to this Agreement or otherwise.

    13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Corporation or Executive resulting in damages to either party, that party may recover from the party breaching the Agreement any and all damages that may be sustained.

    14. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any one of the following events:

         a) The Corporation acquires actual knowledge that any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any of its Subsidiaries or any entity holding securities for or pursuant to the terms of any such plan) has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to a majority of the voting power of the Corporation's Voting Stock.

         b) A majority of the Board of Directors of the Corporation shall consist of persons other than (i) persons who were members of the Board of Directors on the date first written above, or (ii) persons (A) whose nomination or election as directors of the Corporation was approved by at least two-thirds of the then members of the Board of Directors (excluding any director referred to in clause (B) of this paragraph) who either were directors of the Corporation on the date first above written or whose nomination or election as a director was so approved and
               (B) who are not nominees or representatives of (1) any Person having Beneficial Ownership, directly or indirectly, of securi-ties of the Corporation entitling such Person to 10% or more of the voting power of the Corporation's Voting Stock or (2) any "participant," as defined in Rule 14a-11 under the Securities Exchange Act of 1934 or any successor rule, in any actual or threatened solicitation (other than a solicitation by the
               Corporation) subject to Rule 14a-11 or any successor rule relating to the election or removal of any directors of the Corporation;

                                       12

         c) The Corporation and/or any Subsidiary of the Corporation shall be a party to any merger, consolidation, division, share exchange, transfer of assets or any other transaction or series of related transactions outside the ordinary course of business (a "Business Combination") as a result of which the shareholders of the Corporation immediately prior to such Business Combination (excluding any party, other than the Corporation or a Subsidiary, to the Business Combination or any Affiliate or Associate of any such party) shall not hold immediately following such transaction a majority of the voting power of the Voting Stock of a Person or Persons immediately thereafter holding, directly or indirectly through Subsidiaries, assets of the Corporation and its consol-idated subsidiaries immediately prior to the Business Combination constituting at least sixty-five percent (65%) of Total Assets; or

         d) If the entity which is the actual employer of the Executive hereunder (the "Employer Company") is other than the Corporation, either (i) the Employer Company shall cease to be a Subsidiary of the Corporation or (ii) the Employer Company and/or any Subsi-diary of the Employer Company shall be a party to any Business Combination as a result of which the Corporation shall not hold immediately following such transaction a majority of the voting power of the Voting Stock of a Person or Persons immediately thereafter holding, directly or indirectly through Subsidiaries, assets of the Employer Company and its consolidated subsidiaries immediately prior to the Business Combination constituting at least seventy-five percent (75%) of the Employer Company's Total Assets.

         e) In the case of a Change of Control defined in Section 14(c) hereof, following such Change of Control the term "Employer
               Company" as used herein shall mean the Person which following such Change of Control holds the largest percentage of Employer Company's Total Assets, including for this purpose Total Assets which are held by such Person directly or indirectly through one or more Subsidiaries. Employer Company shall not enter into any transaction involving such a Change of Control unless at or prior to the consummation thereof such Person assumes the obligations of Employer Company hereunder.

         f) For purposes of this Section 14, "Person," "Affiliate," "Associate," "Voting Stock" and "Total Assets" shall have the definitions contained in, and "Beneficial Ownership" shall be determined as provided in, Article 10 of Keystone's Restated Articles of Incorporation, as in effect on the date first written above.

         g) For purposes of Sections 14(a) and (b), the date of the "Change of Control" is the date on which the Change of Control occurs. For purposes of Sections 14(c) and (d), the date of the "Change of Control" is the date on which the transaction resulting in a Change of Control is first evidenced in writing and executed by an authorized officer of the Corporation and/or Subsidiary including, without limitation, any letter of intent, sale or purchase agreement and/or agreement of merger, or, in the case of a series of Business Combination transactions resulting in a Change of Control, the date the earliest of such transactions is first evidenced in writing and executed by an authorized officer of the Corporation and/or Subsidiary.

                                       13

    15. NOTICE. For the purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Executive:          Carl L. Campbell
                                           4717 Pine Ridge Road
                                           Harrisburg, PA 17110

             If to the Corporation:        Keystone Financial, Inc.
                                           One Keystone Plaza
                                           Harrisburg, PA  17101
                                           Attn: Board of Directors

        or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon actual receipt.

    16. BINDING EFFECT.   This  Agreement  shall inure to  the benefit of and be
        binding upon the Executive and his heirs and personal representatives, and the Corporation and any successor to the Corporation.

    17. ENFORCEMENT OF SEPARATE PROVISIONS. Should any provision of this Agree-ment be ruled unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

    18. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person.

    19. ARBITRATION. In the event that any disagreement or dispute shall arise between the parties concerning this Agreement, the issue(s) will be submitted to binding arbitration in the City of Harrisburg, PA pursuant to the rules of the American Arbitration Association. Any award entered shall be final and binding upon the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Attorneys' fees and administrative court costs associated with such actions shall be paid by the Corporation.

                                       14

    20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. If the Executive dies prior to the expiration of his term of employment hereunder, any moneys that may be due him from the Corporation under this Agreement as of the date of death shall be paid to the executor, administrator, or other personal representative of the Executive's estate.

    21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    22. CAPTIONS; PRONOUNS. All captions are for convenience only and do not form a substantive part of this Agreement. All pronouns and any vari-ations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

    23. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment by the Executive by the Corporation, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.


                  ATTEST:                      KEYSTONE FINANCIAL, INC.


_________________________________           By:_______________________________
           Secretary                                  Uzal H. Martz, Jr.


                  WITNESS:                              EXECUTIVE


----------------------------------             ---------------------------------
                                                    Carl L. Campbell


                                       15
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